For period ending  August 31, 2007					Exhibit 77Q1

File number 8116262

FORM 10f3
Rule 144A Securities


Fund:	 U.S. Allocation Fund

Name of Adviser or SubAdviser__UBS Global Asset Management (Americas) Inc.

1.	Issuer:  Tube City IMS 9 3/4% 2/1/2015

2.	Date of Purchase:  1/18/2007     3.  Date offering commenced:  1/15/2007

4.	Underwriter(s) from whom purchased:  CS First Boston Corp.

5.	Affiliated Underwriter managing or participating in syndicate: UBS

6.	Aggregate principal amount or number of shares purchased: $5,000.00

7.	Aggregate principal amount or total number of shares of offering:
                                                                  $225,000,000

8.	Purchase price per unit or share (net of fees and expenses):  $100.00

9.	Initial public offering price per unit or share:  $100.00

10.	Commission, spread or profit:  2.625%	$__________

11.	Have the following conditions been satisfied?
                                                               YES        NO

a.      The securities are sold in an offering exempt from registration under
        Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation D.
                                                              __X___	_______

b.  	The securities are sold to persons reasonably believed to be qualified
        institutional buyers (QIBs).          		      ___X___	_______

c.  	The securities are reasonably believed to be eligible for resale to
        other QIBs.		                              ___X___	_______

d.  	The securities were purchased prior to the end of the first day on which
	any sales are made (or, if a rights offering, the securities were purchased
	on or before the fourth day preceding the day on which the offering
	terminated).	                                      ___X___	_______

e.	The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent
        offering.	                                      ___X___	_______

f.	The underwriting was a firm commitment underwriting.  ___X___	_______

For period ending August 31, 2007						Exhibit 77Q1

File number 8116262

g.	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities
        during the same period.		                      ___X___	_______

h.	The issuer of the securities and any predecessor has been in
        continuous operation for not less than three years.   ___X___	_______

i.	The amount of such securities purchased by the Fund and ll other accounts over which the Adviser (or Subadviser, if applicable) exercises investment discretion did not exceed 25% of the principal
        amount of the offering.		                      ___X___	_______

j.	No Affiliated Underwriter benefited directly or indirectly from the
        purchase.		                              ___X___	_______


Note: Refer to the Rule 10f3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or SubAdviser participating in a selling syndicate,as applicable.


Approved:  /s/ShuYang Tan			Date:	03/09/2007


For period ending August 31, 2007				   Exhibit 77Q1

File number 8116262

FORM 10f3
Registered Domestic Securities and Government Securities


Fund:	 U.S. Allocation Fund

Name of Adviser or SubAdviser__UBS Global Asset Management (Americas) Inc.

1.	Issuer:   Sourcefire Inc.

2.	Date of Purchase:  03/08/2007     3.  Date offering commenced: 03/08/2007

4.	Underwriter(s) from whom purchased:  Morgan Stanley & Co.

5.	Affiliated Underwriter managing or participating in syndicate: UBS
        Investment Bank

6.	Aggregate principal amount or number of shares purchased:  600 Shares

7.	Aggregate principal amount or total number of shares of offering:
                                                              5,770,000 shares

8.	Purchase price per unit or share (net of fees and expenses):  $15.00

9.	Initial public offering price per unit or share:  $15.00

10.	Commission, spread or profit:  4.2%	$0.63

11.	Have the following conditions been satisfied?
                                                              YES        NO


   a.	The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue ofgovernment securities (as defined in section 2(a)(16) of the 1940
        Act).
	                                 		 ___X___       _______

   b.  	The securities were purchased prior to the end of the first day on which any sales are made (of, if a rights offering, the securities werepurchased on or before the fourth day preceding the day on
        which the offering terminated).		         ___X___       _______

   c.  	The securities were purchased at a price not more than the price
        paid by each purchaser in the offering.		 ___X___       _______

   d.  	The underwriting was a firm commitment underwriting.
                                                         ___X___       _______

   e.	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities
        during the same period.                          ___X___       _______

For period ending August 31, 2007						Exhibit 77Q1

File number 8116262

   h.	The issuer of the securities and any predecessor has been in
        continuous operation for not less than three years. ___X___	_______

   i.	The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or SubAdviser, if applicable) exercises investment discretion did not exceed 25% of the principal
        amount of the offering.		                    ___X___	_______

   h.	No Affiliated Underwriter was a direct or indirect participant in or
        beneficiary of the sale.		            ___X___	_______

Note: Refer to the Rule 10f3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or SubAdviser participating in a selling syndicate, as applicable.


Approved:  /s/James Malles			Date:	3/27/2007


For period ending August 31, 2007						Exhibit 77Q1

File number 8116262

FORM 10f3
Registered Domestic Securities and Government Securities


Fund:	 U.S. Allocation Fund

Name of Adviser or SubAdviser__UBS Global Asset Management (Americas) Inc.

1.	Issuer:   The Blackstone Group

2.	Date of Purchase:  06/21/2007     3.  Date offering commenced:  06/21/2007

4.	Underwriter(s) from whom purchased:  Citigroup

5.	Affiliated Underwriter managing or participating in syndicate:
                                                          UBS Investment Bank

6.	Aggregate principal amount or number of shares purchased: 32,593 Shares

7.	Aggregate principal amount or total number of shares of offering:
                                                            133,333,334 shares

8.	Purchase price per unit or share (net of fees and expenses):  $31.00

9.	Initial public offering price per unit or share:  $31.00

10.	Commission, spread or profit:      %	$0.756

11.	Have the following conditions been satisfied?
                                                              YES     NO


    a.	The securities are part of an issue registered under the Securities
        Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16)
        of the 1940 Act).
			                                    ___X___	_______

    b. 	The securities were purchased prior to the end of the first day on which any sales are made (of, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which
        the offering terminated).		            ___X___	_______

    c. 	The securities were purchased at a price not more than the price
        paid by each purchaser in the offering.		    ___X___	_______

    d. 	The underwriting was a firm commitment underwriting.___X___	_______

    e.	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities
        during the same period.	                            ___X___	_______

For period ending August 31, 2007						Exhibit 77Q1

File number 8116262

    j.	The issuer of the securities and any predecessor has been in
        continuous operation for not less than three years.  ___X___	_______

    k.	The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or SubAdviser, if applicable) exercises investment discretion did not exceed 25% of the principal
        amount of the offering.                  	    ___X___	_______

    h.	No Affiliated Underwriter was a direct or indirect participant in or
        beneficiary of the sale.	               	    ___X___	_______

Note: Refer to the Rule 10f3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or SubAdviser participating in a selling syndicate, as applicable.


Approved:  /s/James Malles			Date:	3/27/2007


For period ending August 31, 2007						Exhibit 77Q1

File number 8116262

FORM 10f3
Rule 144A Securities


Fund:	 U.S. Allocation Fund

Name of Adviser or SubAdviser__UBS Global Asset Management (Americas) Inc.

1.	Issuer:   Community Health Systems, Inc. 8 7/8%  due 07/15/2015

2.	Date of Purchase:  06/27/2007    3.  Date offering commenced:  06/27/2007

4.	Underwriter(s) from whom purchased:  CS First Boston Corp..

5.	Affiliated Underwriter managing or participating in syndicate:
                                                         UBS Investment Bank

6.	Aggregate principal amount or number of shares purchased:  $248,235.00

7.	Aggregate principal amount or total number of shares of offering:
                                                             $3,000,000,403.00

8.	Purchase price per unit or share (net of fees and expenses):  $99.294

9.	Initial public offering price per unit or share:  $99.294

10.	Commission, spread or profit:  1.75%	$

11.	Have the following conditions been satisfied?
                                                               YES     NO


        The securities are sold in an offering exempt from registration under
        Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation D.
                                                             __X___	_______

   b.  	The securities are sold to persons reasonably believed to be
        qualified institutional buyers (QIBs).		     ___X___	_______

   c.  	The securities are reasonably believed to be eligible for resale to
        other QIBs.	                                     ___X___    _______

   d.  	The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which
        the offering terminated).	                     ___X___	_______

   f.	The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent
        offering.	                                     ___X___	_______

For period ending August 31, 2007						Exhibit 77Q1

File number 8116262

   l.	The underwriting was a firm commitment underwriting. ___X___	_______

   m.	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities
        during the same period.                 	     ___X___   	_______

   h.	The issuer of the securities and any predecessor has been in
        continuous operation for not less than three years.  ___X___	_______

   i.	The amount of such securities purchased by the Fund and ll other accounts over which the Adviser (or Subadviser, if applicable) exercises investment discretion did not exceed 25% of the principal
        amount of the offering.                		     ___X___	_______

   j.	No Affiliated Underwriter benefited directly or indirectly from the
        purchase.                              		     ___X___	_______

Note: Refer to the Rule 10f3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or SubAdviser participating in a selling syndicate, as applicable.


Approved:  /s/Thomas Haag			Date:	07/09/2007






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